UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2017

Republic Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14267	65-0716904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 North Allied Way Phoenix, Arizona		85054
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 627-2700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3

SIGNATURES	4

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

This Current Report on Form 8-K/A (the “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed by Republic Services, Inc. (the “Company”) on December 7, 2017 (the “Original 8-K”). The Original 8-K was filed with the Securities and Exchange Commission to report the naming of Jon Vander Ark as the Company’s Executive Vice President, Chief Operating Officer effective January 1, 2018. The purpose of this Amendment is to include information concerning Mr. Vander Ark’s compensation and other arrangements with the Company that were approved by the Management Development and Compensation Committee of our Board of Directors (the “Committee”) on February 6, 2018.

In connection with his appointment, the Committee increased Mr. Vander Ark’s base salary to $625,000, with an annual cash bonus opportunity of 85% of his base salary. The Committee also granted Mr. Vander Ark approximately $625,000 in restricted stock units, as well as performance shares with an award target for the 2018-2020 performance cycle of $1,200,000. The Committee also approved supplemental long-term incentive awards with targets of $266,667 and $316,667 for the 2016-2018 and 2017-2019 performance cycles, respectively. Finally, the Committee approved the contribution of $65,000 to Mr. Vander Ark’s deferred compensation account.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC SERVICES, INC.

Date: February 8, 2018	By:	/s/ Catharine D. Ellingsen
Catharine D. Ellingsen
Executive Vice President, Chief Legal Officer, Chief Ethics and Compliance Officer and Corporate Secretary

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